UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

enCore Energy Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41489	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Galleria Tower 13355 Noel Rd, Suite 1700
Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (361) 239-2025

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EU	The Nasdaq Stock Market LLC
Indicate by check
TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by enCore Energy Corp. (the “Company”) with the Securities and Exchange Commission on April 20, 2026, the Company terminated Robert J. Willette from his position as the Company’s Chief Executive Officer effective as of April 20, 2026. The departure of Mr. Willette was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including with respect to accounting principles, financial statement disclosure or internal controls, and the Board of Directors of the Company has determined that such termination was without cause.

In connection with Mr. Willette’s departure, the Company entered into a Separation and General Release Agreement with Mr. Willette (the “Separation Agreement”) effective July 8, 2026, pursuant to which, among other things, in lieu of the severance contemplated in his employment agreement with the Company effective September 24, 2025, Mr. Willette will receive (i) a cash payment of $1,800,000, less applicable tax withholdings and deductions and Mr. Willette’s documented attorneys’ fees and (ii) a grant of 300,000 nonqualified stock options under the Company’s 2024 Long Term Incentive Plan for continued consulting, cooperation and advisory services (the “Consulting Options”). The Consulting Options will be documented by a separate non-qualified stock option award agreement reflecting the terms of the Consulting Options, including but not limited to full vesting of the Consulting Options upon grant and a five-year term to exercise the Consulting Options (after which the Consulting Options will expire). The exercise price for each of the Consulting Options will be the closing price of the Company’s common shares on the grant date as reported on the Nasdaq Capital Market LLC.

Additionally, under the Separation Agreement, Mr. Willette will forfeit all outstanding unvested (i) stock options (other than the Consulting Options) previously granted under the Company’s 2021 Stock Option Plan and the Company’s 2024 Long Term Incentive Plan and (ii) restricted stock units under the Company’s 2024 Long Term Incentive Plan, which would have otherwise vested on a termination without cause.

The foregoing summaries of the Separation Agreement and form of non-qualified stock option grant agreement (Consulting Options) do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and form of non-qualified stock option agreement (Consulting Options), copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Separation and General Release Agreement, by and between Robert Willette and enCore Energy Corp. dated July 8, 2026

10.2	Form of Nonqualified Stock Option Award Agreement (Consulting Options)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY CORP.

	By:	/s/ Robert W. Hudson Jr.
Robert W. Hudson Jr.
General Counsel and Corporate Secretary

Dated: July 9, 2026